EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
PPLUS TRUST SERIES GSC-3
DISTRIBUTION DATE
FEBRUARY 17, 2009
CUSIP NUMBER 73941X643
CUSIP NUMBER 73941X635

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.345% Capital Securities due 2034 issued by Goldman Sachs Capital I (the “Underlying Securities”):

Interest:	$3,172,500.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$3,000,000.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$172,500.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$100,000,000
Interest Rate:	6.345%

Rating:
Moody’s Investor Service	A2
Standard & Poor’s Rating Service	BBB

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Principal Balance:	$100,000,000
Reduction:	(0)

Principal Balance 02/17/09	$100,000,000

Class B: ($25 Notional Amount)
Principal Balance:	$100,000,000
Reduction:	(0)

Principal Balance 02/17/09	$100,000,000